www.hycroftmining.com Hycroft Mining Holding Corp. 8181 East Tufts Ave, Suite 510 Denver, CO 80237 Tel: 303.253.3267 NEWS RELEASE Hycroft Provides First Quarter 2021 Operating and Financial Results DENVER, CO, May 17, 2021 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver producer operating the Hycroft Mine in the prolific mining region of Northern Nevada, today reported its operating and financial results for the first quarter ended March 31, 2021. Highlights • Production in the first quarter of 2021 of 13,858 ounces of gold and 94,845 ounces of silver exceeded plan and represented a 99% and 126% increase in ounces produced, respectively, compared with the corresponding period in 2020 • Sales in the first quarter of 2021 were 9,830 ounces of gold (realized average price of $1,784 per ounce) and 57,236 ounces of silver (realized average price of $26.12 per ounce), a 50% and 16% increase in gold and silver sales volumes, respectively, when compared with first quarter of 2020 • Continued improvements in safety performance with a 1.21 trailing 12-month total reportable incident frequency rate (“TRIFR”) at the end of the first quarter of 2021 compared to 2.3 at the end of 2020, a nearly 50% reduction overall • Drilling to obtain metallurgical samples for variability testing commenced as planned in March 2021 • Hycroft operated at a pre-commercial scale using a run-of-mine (“ROM”) plan with direct leaching, and the associated low gold equivalent production and sales volumes and high relative operating costs resulted in a first quarter 2021 net loss and net operating cash outflows from operating activities • A new 994K loader arrived as planned and is expected to improve loading capabilities and reduce unit mining costs when placed into operations during May 2021 Diane R. Garrett, President & Chief Executive Officer, said, “I am very pleased with the progress we continue to make on many fronts. We remain focused on our health and safety culture achieving another almost 50% decrease in TRIFR at the end of the first quarter of 2021 compared with where we were at year end 2020. We have continued to see the benefits of the diligence of our safety teams and workforce, and I am pleased to say we are currently below the industry average at the end of April. We’re also seeing the benefits of the improved safety culture as equipment incidents have decreased and operational performance is improving. Drilling for metallurgical samples commenced as planned during March 2021 and that material will be used for the previously reported variability test work program. This program is critical to completing the database of information on how each geologic domain will perform under the two-step novel sulfide oxidation and heap leach process technology. The oxide and transitional material ROM plan is in the final stages of planning. Our goal is to achieve a cash flow positive ROM heap leach operation while we introduce the sulfide oxidation process on sulfide ores in 2022. The process group has made improvements to the solution management system and Brimstone Merrill-Crowe plant resulting in production and sales being slightly ahead of plan. While we did experience COVID-related workforce shortages that affected our ability to achieve targeted mining rates for the quarter, we are working to make up for these shortfalls and expect to achieve our 2021 production or sales outlook.”

### *Results of Operations*

The following table provides a summary of operating results for the Hycroft Mine, which was restarted in April 2019:

| | | Quarter Ended March 31, | |
|---|---|---|---|
| | | 2021 | 2020 |
| **Ore mined – sulfide/crusher feed** | *(ktons)* | 419 | 957 |
| **Ore mined – run-of-mine** | *(ktons)* | 2,466 | 305 |
| **Total ore mined** | *(ktons)* | 2,885 | 1,262 |
| **Waste mined** | *(ktons)* | 1,195 | 165 |
| **Total mined** | *(ktons)* | 4,080 | 1,427 |
| **Waste tons to ore tons strip ratio** | *(#)* | 0.41 | 0.13 |
| **Ore grade mined – gold** | *(oz/ton)* | 0.013 | 0.018 |
| **Ore grade mined – silver** | *(oz/ton)* | 0.258 | 0.150 |
| **Production – gold** | *(oz)* | 13,858 | 6,972 |
| **Production – silver** | *(oz)* | 94,845 | 41,911 |
| **Sales – gold** | *(oz)* | 9,830 | 6,560 |
| **Sales – silver** | *(oz)* | 57,236 | 49,373 |
| **Average realized sales price – gold** | *($/oz)* | $1,784 | $1,574 |
| **Average realized sales price – silver** | *($/oz)* | $ 26.12 | $ 16.12 |

As shown in the table above, tons mined, ounces produced, and ounces sold significantly increased during the three months ended March 31, 2021, compared with the prior year corresponding period due to ramping up of mining operations in 2020. However, mining activity during the first quarter of 2021 was below plan due to lack of manpower resulting from indirect exposure to COVID-19 and subsequent quarantine, COVID-19 related illnesses, and operational issues from the blast hole drill contractor.

The gold grades of ore mined during 2021 were as planned and decreased from the comparable period of 2020 in which existing higher grade stockpile ore was mined prior to starting any drilling and blasting. Silver grades were also as planned and higher than the corresponding period in 2020 as we began mining in higher grade areas of the mine in 2021.

The crusher did not operate during the first quarter of 2021, as all our mined ore was routed to the Brimstone leach pad as ROM. Based on the current ROM plan for 2021 we do not plan to operate the crusher in 2021.

During 2021, ore placed on the pre-commercial leach pads was transitional ore, which based on studies and processing results in the second half of 2020, indicate this ore is more amenable to direct leach, as the costs and time associated with oxidizing transitional ore do not yield significantly better recoveries than routing transitional ore as direct leach. The ore mined over the next twelve months will be oxide ore and transitional ore ROM material.

Our 2021 production and sales levels increased over 2020 due to increased quantities of ROM tons and ounces placed in the fourth quarter of 2020. The recovered ounces realized in the first quarter of 2021 resulted from continued leach production of those inventory ounces, higher leach solution flows to the

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*Q1 2021 Operating and Financial Results*
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Q1 2021 Operating and Financial Results Page 3 pad and improving recovery performance from the Brimstone plant. Average realized gold prices per ounce increased during the first quarter of 2021 and combined with the higher volumes resulted in revenue of $19.0 million as compared to $11.1 million in the comparable 2020 period. In the fourth quarter of 2020 we developed a stacking plan for the 2021 ROM plan that utilizes existing leach pads, preserving the new leach pad for sulfide ores, deferring the capital expenditures to complete and commission the new leach pad into late 2022 or 2023. During the first quarter of 2021 we completed construction activities on the new leach pad to the appropriate point in which we believe there is minimal risk of adverse impacts to the leach pad. We also completed the purchase of certain long-lead time items and no further activity is planned for 2021. Sufficient capacity remains on the existing Brimstone leach pad (approximately 34 million tons) to meet our production needs with a conventional leach operating plan for approximately three years. Liquidity & Capital Resources At the end of the first quarter of 2021, the Company had $36.5 million in cash (excluding $39.7 million of restricted cash), a $19.9 million decrease from December 31, 2020, resulting from cash used in operating activities of $14.8 million and cash used in investing activities of $5.1 million. 2021 Outlook During 2021, we intend to focus our efforts on placing the Hycroft Mine in a position for a future ramp up of production at the appropriate time. Our focus for 2021 will entail mining and processing ROM oxide and transitional ores aimed at maximizing ounce production and cash flows and preserving our cash. Compared to sulfide ore, ROM oxide and transitional ore can be processed at a lower cost because this material does not require crushing, rehandling, or soda ash reagent application, and the shorter recovery cycle reduces working capital. The ROM operating plan for 2021 will provide us the opportunity to complete and evaluate the results of the ongoing technical and optimization work for the proprietary two- stage heap oxidation and leach process. Based upon the findings and results of this evaluation process, we may update or file a new technical report. We currently have established goals and budgeted estimated costs for this work in 2021 or 2022. Production outlook As disclosed in our 2020 10-K Outlook, although the 2021 ROM budgeted operating plan reduces annual mining activity from 2020, we continue to expect to increase total annual production to 45,000 - 55,000 ounces of gold and 400,000 - 450,000 ounces of silver. At current metal prices, our full-year 2021 production costs are expected to exceed gold and silver revenues due to fixed costs and lower planned ROM volumes. The ROM volumes reflect the current processing capacity which is limited until we can complete expenditures necessary to refurbish the North Merrill-Crowe plant and construct the second refinery. Technical activities During the first quarter of 2021, we continued to work alongside our industry leading consultants to identify and investigate opportunities for improvements in operating parameters for the Hycroft operation. Areas under review and development include:

Q1 2021 Operating and Financial Results Page 4 1) finalizing diagnostic lab procedures for oxidation and leach amenability testing, which is required to support the variability testing as well as diagnose ongoing amenability characterization of sulfide ores; 2) commencing a metallurgical drilling campaign that forms the basis of the geo-metallurgical variability testing; 3) assessing oxide-transition mining, stacking, and metal plans; and 4) creating a dynamic leach pad model. The additional variability test work will also include detailed mineralogy studies as it is important to understand the role other minerals may play in the overall oxidation process and to enhance our ability to measure oxidation rates accurately and consistently. We do not expect any changes to the previously announced $10 million program for drilling and additional metallurgical and mineralogical studies in 2021. Conference Call – May 17, 2021 / 9:00 am ET (6:00 am PT) Hycroft will host a conference call to discuss these results today at 9:00 am ET (6:00 am PT). To access the call, please dial: Canada & US toll‐free – 1-833-943-1683 Outside of Canada & US – 1‐210-874-7692 Conference ID: 9129968 Please note that a recording of the call will be archived on our website at www.hycroftmining.com. About Hycroft Mining Holding Corporation Hycroft is a US-based, gold and silver producer operating the Hycroft Mine located in the world-class mining region of Northern Nevada. The Hycroft Mine ranks among the top 20 largest primary gold deposits in the world and is the second largest in the United States. Contact: Diane R. Garrett Tracey Thom President & Vice President, Investor Relations Chief Executive Officer & Corporate Communication (210) 621-4200 (303) 524-1948 Cautionary Note Regarding Forward-Looking Statements This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address

Q1 2021 Operating and Financial Results Page 5 activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Forward-looking statements include, but are not limited to: industry related risks including: fluctuations in the price of gold and silver; uncertainties concerning estimates of mineral reserves and mineral resources; uncertainties relating to the ongoing COVID-19 pandemic; the intense competition within the mining industry; the inherently hazardous nature of mining activities, including environmental risks; our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets; potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements; cost of compliance with current and future government regulations; uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities; potential challenges to title in our mineral properties; risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and changes to the climate and regulations and pending legislation regarding climate change; business-related risks including: risks related to our liquidity and going concern considerations; risks related to our ability to raise capital on favorable terms or at all; risks related to proprietary two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production; our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections; risks related to a decline in our production of gold and silver; risk related to our ability to successfully eliminate or meaningfully reduce processing and mining constraints and related the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability; risks related to our reliance on one mine with a new process; risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ores; uncertainties and risks related to our reliance on contractors and consultants; risks related to the availability and cost of equipment, supplies, energy, or commodities; the commercial success of, and risks relating to, our development activities; risks related to slope stability; risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness; uncertainties related to our ability to replace and expand our ore reserves; costs related to our land reclamation requirements; uncertainties resulting from the possible incurrence of operating and net losses in the future; the loss of key personnel or our failure to attract and retain personnel; risks related to technology systems and security breaches; any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting; risks related to current and future legal proceedings; and risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval; risks related to our securities, including: volatility in the price of our common stock and warrants; risks that our warrants may expire worthless; the valuation of our private warrants could increase the volatility in our net income (loss); anti–takeover provisions could make a third party acquisition of us difficult; and risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies; and forward looking statements that we do not intend to pay cash dividends and depending upon results of testing and analysis, we may determine to conduct mining operations using a multi-process hybrid approach and update and amend the Hycroft Technical Report. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended May 14, 2021, for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward- looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.